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                                  EXHIBIT 12.1

                        COMPUTATION OF RATIO OF EARNINGS
    TO COMBINED FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS AND DIVIDENDS
               (Amounts in thousands, except for ratio information)

                                                            Nine Months
                                                         Ended September 30,              Year Ended December 31,
                                                         -------------------              -----------------------
                                                         1998         1997           1997           1996         1995
                                                         ----         ----           ----           ----         ----
Income (loss) before minority interests........         $ 9,721      $11,167        $18,547        $6,986       $12,806
Loss on sale of real estate....................          15,461            -              -             -             -
Interest incurred..............................          42,984       30,155         39,078        26,806        22,394
Amortization of capitalized interest...........             341          235            343           284           222
Amortization of debt issuance costs............           1,193        1,818          2,330         2,407         3,309
Amortization of interest rate protection
   contracts...................................           1,006        1,043          1,390         1,383         1,276
Less interest earned on interest rate
   protection contracts........................             (23)         (86)          (115)         (201)         (721)
Less capitalized interest......................          (4,511)      (3,176)        (3,818)       (3,462)       (2,675)
                                                       --------     --------       --------      --------      --------
   Earnings....................................          66,172       41,156         57,755        34,203        36,611
                                                       --------     --------       --------      --------      --------
Interest incurred..............................          42,984       30,155         39,078        26,806        22,394
Amortization of debt issuance costs............           1,193        1,818          2,330         2,407         3,309
Amortization of interest rate protection
   contracts...................................           1,006        1,043          1,390         1,383         1,276
Preferred stock distributions and
   dividends...................................          17,648        9,280         12,726        14,236        20,944
                                                       --------     --------       --------      --------      --------
   Combined Fixed Charges and
      Preferred Stock Distributions and
      Dividends................................          62,831       42,296         55,524        44,832        47,923
                                                       --------     --------       --------      --------      --------
Excess of Combined Fixed Charges and
   Preferred Stock Distributions and
   Dividends over Earnings.....................         $     -      $(1,140)       $     -      $(10,629)     $(11,312)
                                                       --------     --------       --------      --------      --------
                                                       --------     --------       --------      --------      --------
Ratio of Earnings to Combined Fixed
   Charges and Preferred Stock
   Distributions and Dividends.................           1.05x            -          1.04x             -             -
                                                       --------     --------       --------      --------      --------
                                                       --------     --------       --------      --------      --------


                                                  Period from    Period from
                                                  March 22 to    January 1 to    Year Ended
                                                  December 31,     March 21,    December 31,
                                                      1994           1994           1993
                                                      ----           ----           ----
Income (loss) before minority interests........         $9,454       $(2,408)        $(3,873)
Loss on sale of real estate....................              -             -               -
Interest incurred..............................          8,491         2,585           9,277
Amortization of capitalized interest...........            152            42             161
Amortization of debt issuance costs............          2,160           695             362
Amortization of interest rate protection
   contracts...................................            797             -               -
Less interest earned on interest rate
   protection contracts........................           (224)            -               -
Less capitalized interest......................         (1,277)            -            (711)
                                                      --------      --------        --------
   Earnings....................................         19,553           914           5,216
                                                      --------      --------        --------
Interest incurred..............................          8,491         2,585           9,277
Amortization of debt issuance costs............          2,160           695             362
Amortization of interest rate protection
   contracts...................................            797             -               -
Preferred stock distributions and
   dividends...................................         16,290             -               -
                                                      --------      --------        --------
   Combined Fixed Charges and
      Preferred Stock Distributions and
      Dividends................................         27,738         3,280           9,639
                                                      --------      --------        --------
Excess of Combined Fixed Charges and
   Preferred Stock Distributions and
   Dividends over Earnings.....................        $(8,185)      $(2,366)        $(4,423)
                                                      --------      --------        --------
                                                      --------      --------        --------
Ratio of Earnings to Combined Fixed
   Charges and Preferred Stock
   Distributions and Dividends.................              -             -               -
                                                      --------      --------        --------
                                                      --------      --------        --------
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